UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 12, 2013

Citizens Republic Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Michigan	001-33063	38-2378932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

328 South Saginaw Street

Flint, Michigan 48502

(Address of principal executive offices) (Zip Code)

(810) 766-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 12, 2013, Citizens Republic Bancorp, Inc., a Michigan corporation (“Citizens”) completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 12, 2012 (the “Merger Agreement”) by and between FirstMerit Corporation, an Ohio corporation (“FirstMerit”) and Citizens. As a result of the Merger, Citizens’ separate corporate existence ceased and FirstMerit continued as the surviving corporation.

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Citizens has notified The Nasdaq Capital Market (“Nasdaq”) that at the effective time of the Merger, each share of Citizens common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.37 shares of FirstMerit common stock, no par value, plus a payment of cash in lieu of fractional shares. Citizens requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission to delist shares of Citizens common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of Citizens common stock on Nasdaq will be suspended prior to the commencement of trading on April 15, 2013.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, holders of Citizens common stock have a right to receive 1.37 shares of common stock of FirstMerit for each share of Citizens common stock held immediately prior to the effective time of the Merger, plus cash in lieu of fractional shares. Pursuant to the Merger Agreement, outstanding Citizens stock options, restricted stock units and other equity-based awards converted into fully vested and exercisable options and other equity-based awards with respect to shares of FirstMerit’s common stock, with appropriate adjustments to reflect the exchange ratio.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant.

On April 12, 2013, pursuant to the terms of the Merger Agreement, Citizens merged with and into FirstMerit, with FirstMerit continuing as the surviving corporation.

The aggregate consideration paid in connection with the Merger consisted of approximately 59,333,140 shares of FirstMerit common stock.

Immediately following the Merger, Citizens Bank, a Michigan chartered bank and wholly owned subsidiary of Citizens, merged with and into FirstMerit Bank, N.A., a national banking association and wholly owned subsidiary of Citizens, with FirstMerit Bank, N.A. surviving the merger and continuing its corporate existence under the name “FirstMerit Bank, N.A.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2012, by and between FirstMerit Corporation and Citizens Republic Bancorp, Inc. (incorporated by reference from Appendix A to the Registration Statement on Form S-4/A filed by FirstMerit Corporation on February 28, 2013 (Registration No. 333-18521))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Citizens Republic Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

Date: April 12, 2013	By:	/s/ Thomas W. Gallagher
Tomas W. Gallagher Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2012, by and between FirstMerit Corporation and Citizens Republic Bancorp, Inc. (incorporated by reference from Appendix A to the Registration Statement on Form S-4/A filed by FirstMerit Corporation on February 28, 2013 (Registration No. 333-18521))